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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related joint prospectus/proxy statement of PSINet Inc. and Metamor Worldwide, Inc. for the registration of PSINet Inc.'s common stock and to the incorporation by reference therein of our report dated February 8, 2000 with respect to the consolidated financial statements of Metamor Worldwide, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Houston, Texas
May 10, 2000